Exhibit 10.1

SLA Brands, Inc.

SALES REPRESENTATION CONTRACT

This Agreement is made this Sunday, February 1, 2015 (the “Effective Date”), by and between Oculus Innovative Sciences, Inc., (hereafter referred to as CLIENT), a corporation organized under the laws of Delaware with its principal place of business located at 1129 N. McDowell Blvd., Petaluma, CA 94945 and SLA Brands, Inc. (hereafter referred to as SLA), a corporation organized under the laws of the State of New York with its principal place of business located at 65 Bay 35th St., Brooklyn, NY 11214.

Whereas CLIENT is a manufacturer and /or seller of, among other things, certain merchandise or products as listed in Attachment A to this Agreement, and as CLIENT desires to secure the services of SLA in the territory described in Attachment B to this agreement for the purpose of negotiating the sales of said merchandise or products in CLIENT'S name and for its accounts; and

Whereas SLA is desirous of securing the exclusive right to negotiate sales of said CLIENT's products or merchandise in the territory and channels described in Attachment B to this agreement,

in consideration of the premises and covenants and undertakings herein contained

IT IS MUTUALLY AGREED AS FOLLOWS:

1)	TERRITORY. CLIENT hereby appoints SLA, and SLA hereby agrees to act for CLIENT, as its sole and exclusive Representative for negotiations of sales of the merchandise or products herein enumerated in Attachment A to the agreement, subject to the terms, provisions and conditions as described herein and within Attachments B, C and D to this Agreement.

2)	SALES NEGOTIATIONS. All sales negotiations by SLA for the accounts of CLIENT shall be conducted in accordance with such prices, terms and conditions as specified in writing by CLIENT.

3)	INDEPENDENT CONTRACTOR. It is further understood that SLA shall act as an Independent Contractor of CLIENT, that neither SLA nor its employees shall be considered employees of CLIENT, and neither party shall in any event be held liable or accountable for any obligations incurred by either party other than as specified herein, it being specifically understood that the respective businesses of each of the parties shall be operated separate and apart from each other.

4)	CONFLICTS. In the event of product conflicts, both parties shall make every reasonable effort to reach an agreement on a method for SLA to represent the products involved.

5)	APPLICABLE LAW. The laws of the State of California shall govern the application and interpretation of this Agreement.

6)	ENTIRE AGREEMENT. It is understood that this Agreement cancels and supersedes any and all prior agreements, oral or written, made between the parties hereto, and can only be modified by an agreement in writing, signed by all applicable parties.

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7)	ARBITRATION. Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association and judgment may be entered in any court having jurisdiction thereof.

8)	SOLICITATION OF EMPLOYEES. CLIENT and SLA agree that during the term of this Agreement and for a period of six months thereafter, that neither party will solicit for hire, hire or otherwise encourage an employee of the other party to leave their current employment in any manner or for any reason whatsoever.

THE CLIENT AGREES AS FOLLOWS:

9)	EXCLUSIVE REPRESENTATION. SLA shall be the sole and exclusive Sales Representative of CLIENT for negotiating sales of the merchandise and products specified in Attachment A to this agreement within the channels and territory described within Attachment B to this agreement. In order to maintain exclusivity, SLA agreed to minimum sales requirements as stated in attachment E. In the event that CLIENT makes sales in SLA territory, CLIENT will pay SLA a commission or brokerage on the merchandise and products so sold at the rate specified in the following paragraph. Further, CLIENT agrees not to enter into any contract with any other Sales Representative in the territory and for the merchandise and products specified herein during the term of this Agreement.

10)	COMMISSIONS. To pay SLA a commission or brokerage, of [ ]+ percent [ ]+ on Pet and [ ]+ percent [ ]+ on Equine for each and every sale, as provided herein, said percentage rate of commission, or brokerage, to be computed on the price of the merchandise or products sold after discounts and returns are deducted from the sales, said brokerage payment to be made promptly within fifteen (15) business days after the end of each month on paid invoices.

11)	ELIGIBLE BUYERS. To permit SLA, consistent with the terms of this Agreement, to negotiate sales to any and all prospective buyers or customers of CLIENT's said products throughout the territory defined in Attachment B, including all customer locations extending beyond the defined territory where the buying office is located within the defined territory or where the customer purchases CLIENT's products through a wholesaler located within the defined territory. Prior to shipment CLIENT must approve the sale for creditworthiness and must approve the credit limit of the customer.

12)	SHIPMENTS. To ship the merchandise or products sold as SLA may specify. CLIENT shall be given reasonable notice with respect to the required shipments. CLIENT accepts full responsibility for granting or assigning credit to buyers.

13)	SALES AND PROMOTIONAL POLICIES. To keep SLA fully informed on all sales and promotional policies and programs affecting the specified territory.

14)	INDEMNIFICATION. If any claim or action be made or filed against SLA, claiming loss or injury of any nature whatsoever, as a result of defect in any merchandise, purchase or use of any product manufactured, produced, or distributed by CLIENT or for actions by any employee of CLIENT, to defend, hold harmless and indemnify SLA from any and all loss or damage, costs and expenses, including legal fees, incurred by it.

+ Confidential material redacted and separately filed with the Commission.

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SLA AGREES AS FOLLOWS:

15)	CLIENT'S INSTRUCTIONS. To carry out CLIENT's instructions with respect to the sales of the merchandise and products specified herein.

16)	COMPETITIVE PRODUCTS. SLA agrees not to represent any competing products.. REPORTING PURCHASE ORDERS AND NEGOTIATIONS. To promptly report all negotiations and purchase orders of specified merchandise and products for confirmation or approval by CLIENT, and in negotiating sales to prospective buyers within the specified territory, to report negotiations to CLIENT.

17)	ASSIST IN COLLECTIONS. To assist CLIENT in effecting prompt and full payment by buyers for all deliveries of merchandise and products sold. The final determination as to credit and credit terms shall be made only by CLIENT. CLIENT may reject any customer in its sole discretion if CLIENT is concerned about such customer's credit worthiness. The ultimate collection of all outstanding monies due shall be the responsibility of CLIENT.

18)	CONTACT PROSPECTIVE BUYERS. To contact prospective buyers in the assigned territory in furtherance of sales of specified merchandise and products of CLIENT.

19)	INDEMNIFICATION. If any claim or action be made or filed against CLIENT, claiming loss or injury of any nature whatsoever, as a result of actions by any employee of SLA, to defend, hold harmless and indemnify CLIENT from any and all loss or damage, costs and expenses, including legal fees, incurred by it.

DURATION OF AGREEMENT

20)	TERM/TERMINATION. This Agreement shall be in effect through February 1, 2016 and shall continue in full force and effect thereafter from year to year with the understanding that either party may terminate this Agreement for any reason by giving sixty (60) calendar days written notice of such intention to the other party. Either party may terminate this Agreement with seventy two (72) hours written notice in the case of substantiated default by the other party of any of the terms of this Agreement as contained herein. Commencement of Agreement and effective through date is contingent on final signature date of Agreement.

a)	In the event SLA elects to terminate this Agreement, it is understood that SLA will be paid commission earned, without deductions or offset, for all shipments of CLIENT's products through the date of termination.

b)	In the event CLIENT elects to terminate this Agreement, it is understood that SLA will be paid commission earned, without deductions or offset, for all shipments of CLIENT's products through the date of termination and for a period of ninety days thereafter.

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21)	ASSIGNMENT. SLA may not delegate, assign or transfer this Agreement, or any of its rights and obligations under this Agreement, and any attempt to do so shall be void. SLA agrees that this Agreement binds SLA and each of its subsidiaries, affiliates, employees, agents, representatives and persons associated with any of them. Without limitation of the foregoing, an assignment, delegation or transfer shall include, but not be limited to a sale of substantially all of the assets of SLA, a merger, a re-organization, or Change of Control. No transfer, delegation or assignment (including, without limitation, an assignment by operation of law) of this Agreement may be made without the prior, written consent of CLIENT. Such prior, written consent by CLIENT may be withheld at CLIENT's sole discretion. As used in this Agreement, assignment shall not include, and no consent shall be required, (1) if SLA raises additional capital through sale of equity or debt instruments, provided that the additional equity issued does not result in a Change of Control, (2) if SLA changes its state of incorporation, or (3) if SLA reorganizes its corporate structure without a change in its equity structure.

22)	COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

23)	SEVERABILITY. In the event that any sentence, paragraph, provision, section, or article of this Agreement is declared to be void by a court of competent jurisdiction, such sentence, paragraph, provision, section, or article shall be deemed severed from the remainder of this Agreement and the balance of the Agreement shall remain in effect.

24)	AMENDMENTS: WAIVERS. This Agreement and its attachments may be amended from time to time by mutual agreement of the parties and by executing a written amendment to it, signed by both parties. No waiver of any terms of this Agreement shall be valid unless signed by the party against whom such waiver is asserted.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement, thereunto duly authorized on the day and year above written.

Oculus Innovative Sciences Inc.,		SLA Brands, Inc.

By:	/s/ Robert Miller	By:	/s/ Michael Lasky
	Robert Miller		Michael Lasky
	CFO		Partner

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SLA Brands, Inc.

SLA-CLIENT SALES REPRESENTATION CONTRACT

ATTACHMENT A

PRODUCT DESCRIPTIONS

All pet and equine related products under the MicrocynAH label from Oculus Innovative Sciences Inc.,

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SLA Brands, Inc.

SLA-CLIENT SALES REPRESENTATION CONTRACT

ATTACHMENT B

TERRITORY

Channels of Trade

Pet specialty and Equine distribution and retail. This does not include ethical, food, drug and mass and farm and ranch channels of trade.

Territory

Exclusivity throughout the United States & Canada for Pet and Equine Specialty distributors, Pet and Equine Specialty Catalogs, Online Equine and Pet Specialty Retailers and Pet and Equine Specialty Retailers.

Additional accounts may be added outside these channels and these territories by mutual consent of both parties. As accounts are added, this attachment will be amended.

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SLA Brands, Inc.

SLA-CLIENT SALES REPRESENTATION CONTRACT

ATTACHMENT C

ACCOUNT EXCLUSIONS

The following accounts have been identified as exclusions to SLA's exclusive representations rights of CLIENT and are therefore not commissionable accounts of SLA.

List of account exclusions:

*The above list may be amended by mutual agreement of both parties.

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SLA Brands, Inc.

SLA-CLIENT SALES REPRESENTATION CONTRACT

ATTACHMENT D

ADDITIONAL ACCOUNT INCLUSIONS

The following accounts have been identified as accounts outside SLA's normal channels of trade or assigned territories that are nonetheless approved by CLIENT as commissionable accounts of SLA.

List of additional account inclusions:

Amazon.com — applies to MicrocynAH brand only
Tractor Supply Co. — applies to Microcyn AH brand only

*The above list may be amended by mutual agreement of both parties.

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SLA Brands, Inc.

SLA-CLIENT SALES REPRESENTATION CONTRACT

ATTACHMENT E

PERFORMANCE REQUIREMENTS & INCENTIVES

PERFORMANCE REQUIREMENTS:

In order to maintain exclusivity SLA agree to meet minimum annual combined sales for the latest 12 months, starting with the launch of the first product Totals as follows:

Year	Minimum Total Sales (Pet)			Minimum Total Sales (Equine)			New Products			Combined Total
1	$	[ ]	+	$	[ ]	+	$	[ ]	+	$	[ ]	+
2	$	[ ]	+	$	[ ]	+	$	[ ]	+	$	[ ]	+
3	$	[ ]	+	$	[ ]	+	$	[ ]	+	$	[ ]	+

*The above list may be amended by mutual agreement of both parties.

+ Confidential material redacted and separately filed with the Commission.

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